SCHEDULE 14A
                          (Rule 14a-101)
              Information Required in Proxy Statement

                     SCHEDULE 14A INFORMATION
         Proxy Statement Pursuant to Section 14(a) of the
                  Securities Exchange Act of 1934

Filed by the Registrant    [ X ]
Filed by a Party other than the Registrant    [   ]

Check the appropriate box:
 [   ] Preliminary Proxy Statement      [   ] Confidential, for Use of
 [   ] Definitive Proxy Statement             the Commission Only (as
 [ X ] Definitive Additional Materials        permitted by Rule 14a-6(e)(2))
 [   ] Soliciting Material Pursuant to
       Section 240.14-11(c) or Section 240.14a-12

                            Filing By:
                     First Bank System, Inc.
         (Name of Registrant as Specified in Its Charter)

           (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
  [ X ] No fee required.
  [   ] Fee computed on table below per Exchange Act Rule 14a-6(i)(1)
        and 0-11.
        (1) Title of each class of securities to which transaction applies:
        (2) Aggregate number of securities to which transaction
            applies:
        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
        (4) Proposed maximum aggregate value of transaction:
        (5) Total fee paid:
  [   ] Fee paid previously with preliminary materials:
  [   ] Check box if any part of the fee is offset as provided by
        Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
        (1) Amount Previously Paid:
        (2) Form, Schedule or Registration Statement No.:
        (3) Filing Party:
        (4) Date Filed:



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                      FIRST BANK SYSTEM, INC.
                         FIRST BANK PLACE
                      601 SECOND AVENUE SOUTH
                 MINNEAPOLIS, MINNESOTA 55402-4302




                                                       July 3, 1997




                        IMPORTANT REMINDER

DEAR STOCKHOLDER:

           We have not yet received your proxy for the Special
Meeting to be held on Thursday, July 31, 1997. NO MATTER HOW MANY
OR HOW FEW SHARES YOU OWN, YOUR VOTE IS IMPORTANT.

           At the Special Meeting you will be asked to consider and vote upon three proposals in connection with the proposed merger of U.S. Bancorp with and into First Bank System. Your Board of Directors unanimously recommends that you vote FOR the Agreement and Plan of Merger as well as the other proposals.

           BECAUSE PROPOSAL 2 (REGARDING EXPANSION OF THE BOARD
OF DIRECTORS) REQUIRES APPROVAL BY HOLDERS OF 80% OF THE
OUTSTANDING SHARES OF FIRST BANK SYSTEM, A FAILURE TO VOTE HAS
THE SAME EFFECT AS VOTING AGAINST THE PROPOSAL.

           PLEASE TAKE THE TIME TODAY TO SIGN, DATE AND RETURN THE ENCLOSED DUPLICATE PROXY IN THE POSTAGE PAID ENVELOPE AS SOON AS POSSIBLE. If you need another copy of the Proxy Statement or have any questions, please contact the firm of MacKenzie Partners, Inc., which is assisting us with the solicitation of proxies, at (800) 322-2885.

           Your prompt attention to this important matter will save our company additional solicitation expense.

                                  Sincerely,


                                   /s/ John F. Grundhofer
                                  ---------------------------
                                  John F. Grundhofer
                                    Chairman, President and
                                    Chief Executive Officer


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